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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):       February 9, 1998
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                             SFX BROADCASTING, INC.
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               (Exact name of registrant as specified in charter)


          Delaware                      0-22486                 13-3649750
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(State or Other Jurisdiction     (Commission File No.)        (IRS Employer
      of Incorporation)                                    Identification No.)


650 Madison Avenue, 16th Floor, New York, New York                    10022
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    (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:         (212) 838-3100
                                                   ----------------------------


               150 E. 58th Street, 19th Floor, New York, NY 10155
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         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

Amendment to Merger Agreement

         On February 9, 1998, SFX Broadcasting, Inc. (the "Company") entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 9, 1998, by and among the Company, SBI Holding Corporation and SBI Radio Acquisition Corporation, to effect certain minor and technical amendments and to amend certain provisions relating to the working capital adjustment contained in the Agreement and Plan of Merger among the same parties, dated August 24, 1997. The Agreement and Plan of Merger provides for, among other things, the spin-off of all of the capital stock of SFX Entertainment, Inc., a wholly owned subsidiary of the Company ("Entertainment") to the stockholders of the Company on a pro-rata basis (the "Spin-Off").

Completion of Consent Solicitations by the Company

         The solicitations of consents by the Company pursuant to the Consent Solicitation Statements dated January 7, 1998, as supplemented on January 28, 1998, copies of which were previously distributed to holders of the Company's outstanding 10 3/4% Senior Subordinated Notes due 2006 (the "Notes") and holders of the Company's 12 5/8% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006 (the "Shares"), were completed on February 3,
1998. The consent solicitations sought the consent of (i) holders of the Notes to certain proposed amendments to the indenture pursuant to which the Notes were issued and (ii) holders of the Shares to certain proposed amendments to the Certificates of Designations in respect of the Shares.

         On February 2, 1998, the Company executed the Supplemental Indenture setting forth the amendments in respect of the Notes. On February 10, 1998, the Company filed the Certificate of Designations setting forth the amendments in respect of the Shares. On February 11, 1998, the Company delivered the balance of the consent fees to those holders of the Notes and the Shares who delivered consents prior to the expiration of the consent solicitations. Partial payment of the consent fees was made on February 4, 1998. A copy of the press release announcing the completion of the consent solicitations is attached hereto as an exhibit.

Private Placement by SFX Entertainment

         On February 11, 1998, Entertainment completed the private placement of $350 million in 9 1/8% Senior Subordinated Notes due 2008 (the "Offering").
The Entertainment Notes are general unsecured obligations of Entertainment, subordinate in right of payment to all existing and future Senior Debt (as defined in the Indenture governing the Entertainment Notes) of Entertainment. The Entertainment Notes are guaranteed on a senior subordinated basis by the Guarantors (as defined in the Indenture governing the Notes). The terms of the Entertainment Notes are set forth in the Indenture filed as Exhibit 10.2 hereto.

         The sale of securities offered in the Offering was not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities offered in the Offering.

Additional Information Regarding SFX Entertainment

         To ensure that the market is provided with substantially the same disclosure as that contained in the registration statement of Entertainment with respect to the Spin-Off (on Form S-1 (File No. 333-43287) and filed herewith as Exhibit 99.1), certain information set forth in such registration statement, including the prospectus and financial information, is incorporated herein by reference. The information in the registration statement is preliminary and is subject to completion and amendment.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibits

10.1 Amendment No. 1 to Agreement and Plan of Merger, dated February 9, 1998, by and among SFX Broadcasting, Inc., SBI Holding Corporation and SBI Radio Acquisition Corporation.

10.2 Indenture, dated February 11, 1998, by and among SFX Entertainment, Inc. ("Entertainment"), certain of its subsidiaries and The Chase Manhattan Bank.

10.3 Registration Rights Agreement, dated February 11, 1998, by and among Entertainment, certain of its subsidiaries as Guarantors, and Lehman Brothers, Inc., Goldman Sachs & Co., BNY Capital Markets, Inc. and ING Barings.

23.1     Consent of Ernst & Young, LLP.

23.2     Consent of Arthur Andersen LLP.

23.3     Consent of Price Waterhouse LLP.

99.1 Registration Statement of Entertainment on Form S-1, as amended (File No. 333-43287), (incorporated herein by reference).

99.2     Press release issued by SFX Entertainment Inc., dated February 9,
         1998.

99.3     Press release issued by SFX Broadcasting Inc., dated February 13,
         1998.

99.4     Press release issued by SFX Broadcasting Inc., dated February 13,
         1998

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                       SFX BROADCASTING, INC.


                                       By: /s/ Howard J. Tytel
                                          -------------------------------------
                                          Name:  Howard J. Tytel
                                          Title: General Counsel, Executive
                                                 Vice President and Secretary

Date:  February 17, 1998

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